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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VIVUS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

VIVUS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 26, 2009

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VIVUS, Inc., a Delaware corporation, (sometimes referred to herein as the Company), will be held on Friday, June 26, 2009, at 8:00 a.m., local time, at our corporate office located at 1172 Castro Street, Mountain View, CA 94040 for the following purposes:

  1.
  To elect six directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

  2.
  To approve an amendment to our 2001 Stock Option Plan, as amended (the "2001 Plan"), to increase the number of authorized shares reserved for issuance under the 2001 Plan by 1,000,000 shares.

  3.
  To ratify the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

  4.
  To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. To help conserve resources and reduce printing and distribution costs, we will be mailing a notice to our stockholders, instead of a paper copy of the Proxy Statement and our 2008 Annual Report, with instructions on how to access our proxy materials over the Internet, including the Proxy Statement, our 2008 Annual Report and a form of proxy card or voting instruction card. The notice will also contain instructions on how each of those stockholders can receive a paper copy of our proxy materials.

        Only stockholders of record at the close of business on April 27, 2009 are entitled to notice of and to vote at the Annual Meeting.

                      By order of the Board of Directors

                      Leland F. Wilson
                       President and Chief Executive Officer

Mountain View, California
April 30, 2009

YOUR VOTE IS IMPORTANT

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE BY TELEPHONE, OR IF AVAILABLE, ELECTRONICALLY, OR, IF YOU RECEIVED PER YOUR REQUEST A PAPER COPY OF THE PROXY MATERIALS, COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF SUCH STOCKHOLDER HAS RETURNED A PROXY.

i

ii

VIVUS, INC.

PROXY STATEMENT FOR THE 2009
ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed Proxy is solicited on behalf of the Board of Directors of VIVUS, Inc., a Delaware corporation (also referred to herein as the Company), for use at the Annual Meeting of Stockholders, or the Annual Meeting, to be held on Friday, June 26, 2009, at 8:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 1172 Castro Street, Mountain View, CA 94040.

        We are sending the Notice of Internet Availability of Proxy Materials on or about May 8, 2009 to all stockholders entitled to vote at the Annual Meeting. Our principal executive office is located at 1172 Castro Street, Mountain View, CA 94040, and our telephone number is (650) 934-5200. Our website is www.vivus.com, and we make our current and periodic reports that are filed with the Securities and Exchange Commission, or the SEC, available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

Record Date and Shares Outstanding

        Stockholders of record at the close of business on April 27, 2009, or the Record Date, are entitled to notice and to vote at the Annual Meeting. At the Record Date, approximately 69,721,652 shares of our Common Stock, par value $0.001, were issued and outstanding and held of record by approximately 3,845 stockholders. At the Record Date, we did not have any shares of Preferred Stock outstanding. The Inspector of Election appointed for the Annual Meeting will separately tabulate the affirmative and negative votes, abstentions and broker non-votes.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (A) delivering to the Secretary of the Company at the Company's principal office, or to the Inspector of Election at the Annual Meeting (i) a written notice of revocation or (ii) a duly executed proxy bearing a later date or (B) by attending the Annual Meeting and voting in person.

Voting and Solicitation

        Each stockholder is entitled to one vote for each share held as of the Record Date on all matters presented at the Annual Meeting. Stockholders will not be entitled to cumulate their votes in the election of directors. You may vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote in advance of the Annual Meeting. You may vote in advance of the Annual Meeting by any of the following methods:

        Vote by Mail. If you requested a paper copy of the proxy materials, mark, sign and date each proxy and voting instruction card you receive and return it in the postage-paid envelope.

        Vote by Internet or Telephone. If you are a stockholder of record (that is, if you hold your shares in your own name), you may vote by the Internet or by telephone (toll free) by following the instructions on the Notice of Internet Availability of Proxy Materials or your proxy and voting instruction card. If your shares are held in the name of a bank, broker or other holder of record (that is, in "street name"), and if the bank or broker offers Internet and telephone voting, you will receive instructions from them that you must follow in order for your shares to be voted. If you vote by the Internet or by telephone, you do not need to return your proxy and voting instruction card.

        We will bear the entire cost of soliciting proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy, and any additional solicitation material furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners and we expect to reimburse the corresponding forwarding expenses. We have retained the services of a third party to solicit proxies, for which we estimate that we will pay a fee not to exceed $15,000. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, in person or by telephone, facsimile, letter or electronic mail.

Quorum; Abstentions; Broker Non-Votes

        Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Election, who will be a representative of ComputerShare Investor Services, LLC, to determine whether or not a quorum is present. If the shares present, in person and by proxy, at the Annual Meeting do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

        Shares that are voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the Annual Meeting for purposes of establishing a quorum. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" with respect to a matter will also be treated as shares entitled to vote, or the votes cast, with respect to such matter.

        In general under Delaware law, abstentions are counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal, other than the election of directors. We intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

        Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. If you hold Common Stock through a broker and you have not given voting instructions to the broker, the broker may be prevented from voting shares on non-routine matters, resulting in a "broker non-vote." Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares "FOR" routine matters but expressly instructing that the broker is NOT voting on non-routine matters. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted in the tabulation of the voting results with respect to a particular proposal.

Proxies

        Whether or not you are able to attend the Annual Meeting, we urge you to submit your Proxy, which is solicited by our Board of Directors and which when properly completed will be voted as you direct. In the event no directions are specified, such proxies will be voted "FOR" the election of the directors as set forth herein (Proposal No. 1), "FOR" the approval of an amendment to our 2001 Plan to increase the number of shares reserved for issuance under the 2001 Plan by 1,000,000 shares (Proposal No. 2), "FOR" the ratification of the appointment of Odenberg, Ulllakko, Muranishi & Co. LLP as the independent registered public accounting firm to the Company (Proposal

No. 3), and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

Stockholder Proposals for 2010 Annual Meeting

        As a stockholder you may be entitled to present proposals for action at a forthcoming stockholder meeting. Pursuant to the rules of the Securities and Exchange Commission and our bylaws, stockholder proposals that stockholders intend to present at our 2010 Annual Meeting of Stockholders and desire to have included in our proxy materials relating to such meeting must be received by us no later than March 28, 2010, which is 90 calendar days prior to the anniversary of this year's annual meeting, and no earlier than February 26, 2010, which is 120 calendar days prior to the anniversary of this year's annual meeting, and must be in compliance with applicable laws and regulations (including the regulations of the Securities and Exchange Commission under Rule 14a-8). If the date of next year's annual meeting is moved more than 30 days before or 60 days after the anniversary date of this year's annual meeting, the deadline for inclusion of a proposal in our proxy statement is instead no earlier than 120 calendar days prior to the annual meeting and no later than the later of 90 days prior to the annual meeting or 10 days following the date that the first public announcement of the date of the annual meeting is made. Proposals should be addressed to:

Corporate Secretary
VIVUS, Inc.
1172 Castro Street
Mountain View, CA 94040

        A stockholder's notice to our Corporate Secretary (to the address noted above) must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting. A copy of the relevant bylaw provision is available upon written request to VIVUS, Inc., 1172 Castro Street, Mountain View, CA 94040, Attention: Corporate Secretary.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Nominees for Director

        Our bylaws authorize a board of six directors and the Board of Directors currently consists of six members. Therefore, a board of six directors is to be elected at the Annual Meeting. On the recommendation of our Nominating and Governance Committee, the Board of Directors has nominated Virgil A. Place, Leland F. Wilson, Mark B. Logan, Charles J. Casamento, Linda M. Dairiki Shortliffe and Graham Strachan for election as directors. All six nominees are currently members of the Board of Directors.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below. In the event that any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible.

        All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. Officers serve at the discretion of the Board of Directors. There are no family relationships between any of our directors or executive officers.

        The nominees, and certain information about them as of April 27, 2009, are set forth below.

Name of Nominee	Age	Position Held with the Company	First Became a Director
Virgil A. Place, M.D.	84	Chief Scientific Officer and Director	1991
Leland F. Wilson	65	President, Chief Executive Officer and Director	1991
Mark B. Logan(1)(2)(3)	70	Chairman of the Board of Directors	1999
Charles J. Casamento (1)(2)	63	Director	2008
Linda M. Dairiki Shortliffe, M.D.(1)(2)(3)	60	Director	1999
Graham Strachan(1)(2)(3)	70	Director	2001

(1)
Member of the Audit Committee of the Board of Directors.

(2)
Member of the Compensation Committee of the Board of Directors.

(3)
Member of the Nominating and Governance Committee of the Board of Directors.

        Virgil A. Place, M.D. founded the Company and has served as our Chief Scientific Officer and a director since April 1991. Dr. Place also served as Chairman of the Board of Directors from April 1991 until April 2007. Dr. Place holds a B.A. in Chemistry from Indiana University and an M.D. from The Johns Hopkins University. He is Board Certified in Internal Medicine with specialty training at the Mayo Clinic.

        Leland F. Wilson has served as President and a director since April 1991 and as Chief Executive Officer since November 1991. Mr. Wilson holds a B.S. and an M.S. in Reproductive Physiology from Pennsylvania State University.

        Mark B. Logan has served as a director of the Company since March 1999 and was elected Chairman of the Board of Directors in April 2007. Mr. Logan also serves on the board of the University of Virginia Heart & Vascular Center, serves as a director of Public Policy Virginia, Inc. and serves as a trustee of the Southern Environmental Law Center. Mr. Logan holds a B.A. in Biology from Hiram College, was a Woodrow Wilson Fellow at New York University, and holds a P.M.D. from Harvard Business School.

        Charles J. Casamento has served as a director of the Company since April 2008. Since May 2007, Mr. Casamento has been Executive Director and Principal of The Sage Group, Inc., a health care advisory group specializing in business development transactions. From October 2004 to April 2007, Mr. Casamento was President and Chief Executive Officer of Osteologix, Inc., a specialty pharmaceutical company. From 1999 until August 2004, he was the Chairman, Chief Executive Officer and President of Questcor Pharmaceuticals, a specialty pharmaceutical company. He currently serves as a director of Cortex Pharmaceuticals, Inc., a biopharmaceutical company and SuperGen, Inc., a pharmaceutical company. Mr. Casamento holds a B.S. in Pharmacy from Fordham University and an M.B.A. from Iona College.

        Linda M. Dairiki Shortliffe, M.D. has served as a director of the Company since June 1999. Dr. Shortliffe has served as Professor of Urology at Stanford University School of Medicine since 1993 and as Chair of the Department of Urology since 1995. She has also been Chief of Pediatric Urology of Lucile Salter Packard Children's Hospital at Stanford since 1991. She is a Fellow of the American College of Surgeons and the American Academy of Pediatrics (AAP), served as past Chair of the AAP, Section on Urology, and is a past Trustee and President of the American Board of Urology. Dr. Shortliffe holds an A.B. from Radcliffe/Harvard College and an M.D. from Stanford University.

        Graham Strachan has served as a director of the Company since June 2001. Since January 2000, Mr. Strachan has been a Principal of GLS Business Development, a company providing commercial development and related services to life science companies and organizations. Mr. Strachan is currently Chair of Amorfix Life Sciences, Inc.,a theranostics company, as well as Hepoxagen Biopharmaceuticals, Inc., a biopharmaceuticals company. Prior to December 31, 2007, Mr. Strachan was Chair of Lorus Therapeutics, Inc. and IBEX Pharmaceutcals, Inc. Mr. Strachan holds a B.Sc. Honours Chemistry degree from the University of Glasgow, is a Qualified Patent Agent in Canada and in the United States and completed an Advanced Management Program at the University of Western Ontario.

Required Vote

        The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors, whether or not such affirmative votes constitute a majority of the shares voted. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no other legal effect under Delaware law.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED VIRGIL A. PLACE, LELAND F. WILSON, MARK B. LOGAN, CHARLES J. CASAMENTO, LINDA M. DAIRIKI SHORTLIFFE AND GRAHAM STRACHAN AS ITS NOMINEES AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THESE NOMINEES AS DIRECTORS.

 PROPOSAL NO. 2:
APPROVAL OF AN AMENDMENT TO THE 2001 STOCK OPTION PLAN

        The Board of Directors and the Compensation Committee believe that equity awards are an important factor in attracting, motivating, and retaining qualified personnel who are essential to the success of the Company. The 2001 Stock Option Plan, or the 2001 Plan, provides a significant incentive by allowing employees to receive or purchase shares of our Common Stock.

        Currently, a maximum of 9,184,110 shares may be granted under the 2001 Plan. As of the Record Date, 8,958,978 shares had been granted and 225,132 shares remained available for grant. The proposed amendment to the 2001 Plan would increase the number of shares available for grant under the 2001 Plan by 1,000,000 shares, bringing the total that may be granted under the 2001 Plan to 10,184,110 shares. As of the Record Date, no benefits or amounts relating to the additional 1,000,000 shares have been received by, or allocated to, any individuals.

        The Board of Directors has approved the amendment to the 2001 Plan, subject to the approval of our stockholders at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of stock present or represented and voting at the Annual Meeting will be required to approve this proposal.

        If our stockholders do not approve the proposed amendment to the 2001 Plan, the Company would soon be unable to continue making grants under the 2001 Plan. If you would like more information about the 2001 Plan, a summary of its terms is included in Appendix A and the full text of the 2001 Plan is attached as Appendix B to this proxy statement.

Required Vote

        Approval of the proposed amendment to the 2001 Plan requires the affirmative "FOR" vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted "FOR" approval of an amendment to increase the number of shares reserved for issuance under the 2001 Plan by 1,000,000 shares.

Recommendation

        We believe strongly that the approval of the amendment to the 2001 Plan is essential to our continued success. Our employees are one of our most valuable assets. Stock options and other awards such as those provided under the 2001 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve the Company's goals. For the reasons stated above, the stockholders are being asked to approve the amendment to the 2001 Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO THE 2001 PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES RESERVED FOR ISSUANCE UNDER THE 2001 PLAN BY 1,000,000 SHARES.

PROPOSAL NO. 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Proposal

        The Board of Directors has selected Odenberg, Ullakko, Muranishi & Co. LLP to audit our financial statements for the fiscal year ended December 31, 2009. The decision of the Board of Directors to appoint Odenberg, Ullakko, Muranishi & Co. LLP, or OUM, was based on the recommendation of the Audit Committee of the Board of Directors, or the Audit Committee. Before making its recommendation to the Board of Directors, the Audit Committee carefully considered OUM's qualifications as an independent registered accounting firm and auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm and its reputation for integrity and competence in auditing. The Audit Committee's review also included matters required to be considered under the SEC's Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee expressed its satisfaction with OUM in all of these respects.

        OUM audited our financial statements for the fiscal year ending December 31, 2008. OUM was first appointed by the Board of Directors in the fiscal year ended December 31, 2005. Representatives of OUM are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

FEES BILLED BY ODENBERG, ULLAKKO, MURANISHI & CO. LLP DURING FISCAL 2008 AND 2007

        On June 29, 2005, the Audit Committee engaged Odenberg, Ullakko, Muranishi & Co. LLP as our independent registered public accounting firm beginning with the fiscal year ending December 31, 2005. The following table presents fees for professional services rendered by OUM for the audit of our annual financial statements for fiscal years 2008 and 2007 and fees billed for audit-related services, tax services and all other services rendered by OUM for these periods:

	2008	2007
Audit Fees(1)	$438,173	$438,871
Audit Related Fees(2)	11,130	14,101
Tax Fees(3)	—	—
All Other Fees(4)	12,018	3,000

Total Fees	$461,321	$455,972

    (1)
    Audit Fees:    This category consists of fees for the audit of the Company's annual financial statements, review of the financial statements included in the Company's quarterly reports on Form 10-Q and services that are normally provided by the independent auditors in connection with regulatory filings or engagements, and for attestation services related to Sarbanes-Oxley compliance for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

    (2)
    Audit-Related Fees:    This category consists of fees incurred for work related to OUM's audit of our employee benefit plan in 2008 and 2007.

    (3)
    Tax Fees:    There were no tax fees billed by OUM during these periods.

    (4)
    All Other Fees:    This category consists of fees incurred for work related to the review of the Registration Statement on Form S-8 filed on April 25, 2007, the Registration Statement on Form S-8 filed on May 5, 2008, issuance of OUM's consent for the shelf Registration Statement filed on Form S-3 on May 5, 2008, which allowed the Company to offer and sell up to an aggregate of $150 million of Common Stock from time to time in one or more offerings, and review of Amendment No. 1 to Form S-3 filed on Form S-3/A on May 23, 2008.

        The Audit Committee pre-approves all audit and other permitted non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a budget. Our independent registered public accounting firm and senior management periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with a pre-approval, and the fees for the services performed as needed. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated the authority to grant pre-approvals to Mr. Logan, the committee chair, when the full Audit Committee is unable to do so. These pre-approvals are reviewed by the full Audit Committee at its next regular meeting. In 2008, all audit and non-audit services were pre-approved and reviewed in accordance with the Company's policy.

Required Vote

        Stockholder ratification of the selection of OUM as our independent registered public accounting firm for fiscal year 2009 is not required by our bylaws, or other applicable legal requirement. However, as a matter of good corporate practice, the Board of Directors is seeking stockholder ratification of its appointment of our independent registered public accounting firm. In the event that the stockholders do not approve the selection of OUM, the appointment of the independent registered public accounting firm may be reconsidered by the Board of Directors. Even if the selection is ratified, the Board of Directors at its discretion, and at the direction of the Audit Committee, may direct the appointment of a different independent registered accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

 BOARD OF DIRECTORS MEETINGS AND COMMITTEES

Board Meetings

        The Board of Directors met seven times during fiscal 2008. Each director attended at least 75% of the meetings of the Board of Directors and the committees on which each such director served during fiscal 2008.

        Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend annual meetings of stockholders. All six directors attended our 2008 Annual Meeting of Stockholders.

Board Independence

        The Board of Directors has determined that each of its current directors, including all directors standing for re-election, except for Leland F. Wilson, the President and Chief Executive Officer, and Virgil A. Place, Chief Scientific Officer, is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards, as currently in effect.

Board Committees

        The Board of Directors has Audit, Compensation, and Nominating and Governance Committees. Each of these committees has adopted a written charter, all three of which can be found on our website at www.vivus.com. All members of the committees are appointed by the Board of Directors, and are independent non-employee directors. The following describes each committee, its current membership, the number of meetings held during fiscal year 2008 and its function:

  Audit Committee

        The Audit Committee consists of directors Logan, Casamento, Shortliffe and Strachan, none of whom is an employee of the Company and each of whom is independent within the meaning of the NASDAQ Stock Market LLC director independence standards and the SEC requirements, in each case as currently in effect. The Board of Directors has determined that Mr. Logan is an "audit committee financial expert" as defined in SEC rules. Mr. Logan serves as Chairman of the Audit Committee. The Audit Committee held five meetings during fiscal year 2008.

        The Audit Committee is responsible for:

  •
  overseeing the accounting, financial reporting and audit processes;

  •
  making recommendations to the Board of Directors regarding the selection of independent auditors;

  •
  reviewing the results and scope of audit and other services provided by the independent auditors;

  •
  reviewing the accounting principles and auditing practices and procedures to be used in preparing our financial statements; and

  •
  reviewing our internal controls over financial reporting.

        The Audit Committee works closely with management and our independent registered public accounting firm. The Audit Committee also meets with our independent auditors in an executive session, without the presence of our management, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. The Audit Committee also meets with our independent registered public accounting firm to approve the annual scope of the audit services to be performed.

        The Audit Committee Report is included herein on page 14.

  Compensation Committee

        The Compensation Committee currently consists of directors Strachan, Casamento, Logan and Shortliffe, none of whom is an employee of the Company and each of whom is independent within the meaning of the NASDAQ Stock Market LLC director independence standards as currently in effect. The Compensation Committee held five meetings during fiscal year 2008. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee. Mr. Strachan serves as Chairman of the Compensation Committee.

        The Compensation Committee is responsible for:

  •
  reviewing and approving the compensation and benefits for our officers and directors;

  •
  administering our 1994 Employee Stock Purchase Plan and 2001 Stock Option Plan;

  •
  making recommendations to the Board of Directors regarding such matters; and

  •
  performing other duties regarding compensation for employees and consultants as the Board of Directors may delegate from time to time.

        The Compensation Committee reviews and approves the salaries and incentive compensation of the Company's officers, directors and the remainder of the Company's personnel, including all new hire grants to employees. In addition, the Compensation Committee approves stock option grants for all employees as part of the Company's annual performance review process. The agenda for meetings of the Compensation Committee is prepared by the Chief Executive Officer and/or Chief Financial Officer, with final approval by the Compensation Committee Chairman. The Company's Chief Executive Officer and Chief Financial Officer attend the meetings of the Compensation Committee, but neither the Chief Executive Officer nor the Chief Financial Officer participates in deliberations relating to his own compensation. In rendering its decisions, the Compensation Committee considers the recommendations of the Chief Executive Officer, with input by the Chief Financial Officer, the information regarding comparably sized companies in the biotechnology, medical devices and pharmaceutical industries in the United States and its collective experience with other companies. The Compensation Committee does not delegate its authority, although the Board of Directors reviews and approves cash and equity compensation for the Company's officers and directors from time to time.

        The Compensation Committee Report is included herein on page 15.

  Nominating and Governance Committee

        The Nominating and Governance Committee consists of directors Logan, Strachan and Shortliffe, none of whom are employees of the Company and each of whom is independent within the meaning of the NASDAQ Stock Market LLC director independence standards as currently in effect. The Nominating and Governance Committee held one meeting during fiscal year 2008.

        The Nominating and Governance Committee is responsible for:

  •
  considering and periodically reporting on matters related to the identification, selection and qualification of the Board of Directors and candidates nominated to the Board of Directors and its committees;

  •
  developing and recommending governance principles applicable to the Company; and

  •
  overseeing the evaluation of the Board of Directors and management.

        The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for membership on the Board of Directors as described below. Any stockholder recommendations proposed for consideration by the Nominating and Governance Committee should include the candidate's name and qualifications for membership on the Board of Directors and should be addressed to our Chief Financial Officer at VIVUS, Inc., 1172 Castro Street, Mountain View, CA 94040. In addition, procedures for stockholder direct nomination of directors are discussed in detail in our bylaws, which can be provided to you upon written request. The Nominating and Governance Committee will consider a director candidate recommended by our stockholders in the same manner as a nominee recommended by a member of the Board of Directors, management or other sources.

        The Nominating and Governance Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee intends to regularly assess the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee plans to consider various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year. In evaluating such recommendations, the Nominating and Governance Committee uses the qualifications standards discussed below and seeks to achieve a balance of knowledge, experience and skill on the Board of Directors.

        The Nominating and Governance Committee will use a variety of criteria to evaluate the qualifications and skills necessary for members of our Board of Directors. The Nominating and Governance Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board of Directors as follows:

  •
  possession of the highest professional and personal ethics and values;

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  broad experience at the policy-making level in business, health care, education, or government;

  •
  a commitment to enhancing stockholder value and providing insight and practical wisdom based on experience;

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  service on other boards of public companies should be limited to a number that permits a director, given each director's individual circumstances, to perform responsibly, all director duties; and

  •
  each director must represent the interests of our stockholders.

        After completing its evaluation, the Nominating and Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated to the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation and report of the Nominating and Governance Committee.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee of the Board of Directors who served on the Committee in 2008 or who presently serves on the Committee has interlocking relationships as defined by the Securities and Exchange Commission or had any relationships requiring disclosure by the Company under the Securities and Exchange Commission's rules requiring disclosure of certain relationships and related party transactions.

 Stockholder Communications to Directors

        Stockholders may communicate directly with our directors by sending a letter addressed to:

Chief Financial Officer
VIVUS, Inc.
1172 Castro Street
Mountain View, CA 94040

        Our Chief Financial Officer, or CFO, will ensure that a summary of all communications received is provided to the Board of Directors at its regularly scheduled meetings. Stockholders who would like their submission directed to a member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate. Where the nature of a communication warrants, the CFO may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or a non-management director, management or independent advisors, as the CFO considers appropriate. The CFO may decide, in the exercise of his judgment, whether a response to any stockholder communication is necessary.

Code of Ethics

        The Board of Directors has adopted a Code of Ethics which is applicable to all of our employees, including its principal executive officer and senior financial officer. The Code of Ethics may be found on our website at www.vivus.com. The Company will disclose any amendment to the Code of Ethics or waiver of a provision of the Code of Ethics, including the name of the person to whom the waiver was granted, on our website on the Investor Relations page.

 EXECUTIVE OFFICERS

        The following table and the biographical information that follows it sets forth information as of April 27, 2009 regarding our executive officers:

Name	Age	Position
Leland F. Wilson	65	President, Chief Executive Officer and Director
Timothy E. Morris	47	Vice President, Finance and Chief Financial Officer
Peter Y. Tam	45	Chief Operating Officer
Guy P. Marsh	55	Vice President, U.S. Operations and General Manager
Wesley W. Day, Ph.D.	46	Vice President, Clinical Development
Virgil A. Place, M.D.	84	Chief Scientific Officer and Director
Lee B. Perry	58	Vice President and Chief Accounting Officer

        The biographical information of Mr. Wilson and Dr. Place is set forth above under Proposal No. 1, "Election of Directors."

        Timothy E. Morris has served as Vice President, Finance and Chief Financial Officer of VIVUS since November 2004. From September 2001 to November 2004, Mr. Morris served as Chief Financial Officer and Senior Vice President of Finance & Administration at Questcor Pharmaceuticals Inc., or Questcor, a specialty pharmaceutical company. Mr. Morris holds a B.S. degree in Business with an emphasis in Accounting from California State University, Chico and is a certified public accountant.

        Peter Y. Tam has served as Chief Operating Officer of VIVUS since January 2009. From July 2004 to January 2009, Mr. Tam served as our Senior Vice President of Product and Corporate Development and from November 2002 to July 2004, as our Vice President of Strategic Planning and Corporate Development. Mr. Tam holds a B.S. in Chemistry from University of California Berkeley and an M.B.A. from Santa Clara University.

        Guy P. Marsh has served as Vice President of U.S. Operations and General Manager of VIVUS since July 2000. In 2001, Mr. Marsh assumed responsibilities for U.S. Sales and Marketing of MUSE. Mr. Marsh holds a B.S. in Engineering from New Jersey Institute of Technology and an M.B.A. from Seton Hall University.

        Wesley W. Day, Ph.D. has served as Vice President, Clinical Development of VIVUS since November 2005. From September 2003 until October 2005, Dr. Day served as Senior Director—Safety and Risk Management at Pfizer Inc., a research-based global pharmaceutical company. Dr. Day holds a Ph.D. in Pharmacology and Toxicology from the University of Maryland at Baltimore and a B.S. from the University of Texas Pan American. Dr. Day is an Adjunct Associate Professor for the School of Pharmacy at the University of Maryland at Baltimore where he has held an adjunct appointment since 1995. He has also been an Adjunct Assistant Professor for Temple University in Philadelphia, Pennsylvania.

        Lee B. Perry has served as Vice President and Chief Accounting Officer of VIVUS since February 2007. From March 2005 to February 2007, Mr. Perry served as our Senior Director, Finance. From May 2002 to March 2005, Mr. Perry served as Senior Director of Finance at Questcor. Mr. Perry holds a B.A. in Economics from San Diego State University and is a certified public accountant.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the Audit Committee of our Board of Directors shall not be deemed "filed" with the SEC or "soliciting material" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

        The following is the report of the Audit Committee of the Board of Directors. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2008 with our management. In addition, the Audit Committee has discussed with Odenberg, Ullakko, Muranishi & Co. LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 114, The Auditor's Communication with those Charged with Governance, which superseded the Statement on Auditing Standards 61. The Audit Committee also has received the written disclosures and the letter from Odenberg, Ullakko, Muranishi & Co. LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Accounting Oversight Board in Rule 3200T, and the Audit Committee has discussed the independence of Odenberg, Ullakko, Muranishi & Co. LLP with that firm.

        Based on the Audit Committee's review of the matters noted above and its discussions with our independent auditors and our management, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K.

                      AUDIT COMMITTEE
                      OF THE BOARD OF DIRECTORS

                      Mark B. Logan, Chairman
                      Charles J. Casamento
                      Linda M. Dairiki Shortliffe, M.D.
                      Graham Strachan

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

                      COMPENSATION COMMITTEE
                      OF THE BOARD OF DIRECTORS

                      Graham Strachan, Chairman
                      Charles J. Casamento
                      Mark B. Logan
                      Linda M. Dairiki Shortliffe, M.D.

 COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy

        We compensate our executive officers through a combination of base salary, cash bonus and equity compensation designed to be competitive with comparable companies. Executive officer compensation is designed to attract, retain, reward and motivate the officers and to align annual performance with the long-term interests of our stockholders.

        Our compensation programs are designed to:

  •
  provide compensation that is competitive in the market in which we compete for employees;

  •
  reward employees for performance;

  •
  share the risks and rewards of our business with our employees;

  •
  align the interests of our employees with the interests of our stockholders; and

  •
  compensate our employees in a manner that is efficient and affordable for the Company.

        In determining the compensation for our executive officers, we consider a number of factors, including information regarding comparably sized companies in the biotechnology and pharmaceutical industries in the United States. We also consider the seniority level of the employee, the geographical region in which the employee resides and the employee's overall performance and contribution to the Company. Especially with respect to the compensation of our Chief Executive Officer and our Chief Financial Officer, we also consider the Company's performance and the anticipated difficulty of replacing the executive officer with someone of comparable experience and skill.

        For example, we considered a number of factors in setting the 2008 compensation for our Chief Executive Officer and our Chief Financial Officer, including the approval of the New Drug Application for Evamist, the licensing of our rights to Evamist for $150 million and the right to receive an additional $30 million upon achievement of sales milestones and the initiation of the phase 3 trial of Qnexa, our product to treat obesity. Accordingly, we increased the base salary of our Chief Executive Officer and our Chief Financial Officer's compensation by 6.8% and 6.5%, respectively, in 2008. In addition, our Chief Executive Officer and Chief Financial Officer were entitled to receive cash bonuses of up to 45% and 35% of their base salaries, respectively, if certain corporate objectives were achieved for 2008.

        The cash bonus plan for executives included several corporate objectives. In 2008, the FDA revised the guidance for the development of drugs for type 2 diabetes. As such, the company's clinical plans for advancing Qnexa for diabetes were placed on hold. Accordingly, certain objectives relating to Qnexa for diabetes were removed. Of the remaining objectives, 77% were met and the Compensation Committee elected to pay the cash bonuses for 2008 at the 75% level.

Compensation Components

        Our Compensation Committee relies on experience with other companies in our industry and, with respect to the Company's executive officers, third party industry compensation surveys to determine the portion of our employees' compensation to be based on base salary, performance-based cash bonuses and performance-based equity awards. We believe that a larger portion of our executive officers' compensation should be based on performance than our lower level personnel. Consistent with our compensation philosophy, we have structured each element of our compensation program as described below.

        We design our base pay to provide the essential reward for an employee's work. Once base pay levels are determined, increases in base pay are provided to recognize an employee's specific performance achievements and contributions.

        We also utilize cash bonuses that allow us to remain competitive with other companies while providing additional compensation for an employee's outstanding results and for the achievement of corporate objectives.

        We utilize equity-based compensation, including stock options and, for our executive officers only, restricted stock units, to ensure that we have the ability to retain personnel over a longer period of time, and to provide employees with a form of reward that aligns their interests with those of our stockholders. Employees whose skills and results we deem to be critical to our long-term success are eligible to receive higher levels of equity-based compensation.

        Core benefits, such as our basic health benefits, 401(k) program and life insurance, are designed to provide support to employees and their families and be competitive with other companies in our industry.

        Consistent with this philosophy, we have structured each element of our compensation package as follows:

Base Salary

        We determine our executive salaries based on job responsibilities and individual experience, and we benchmark the amounts we pay against comparable competitive market compensation for similar positions within our industry as well as the geographical area in which the employee resides. Our Compensation Committee reviews the salaries of our executives annually, and our Compensation Committee grants increases in salaries based on individual performance during the prior calendar year provided that any increases are within the guidelines determined by the Compensation Committee for each position.

Cash Bonuses

        We award cash bonuses to our executive officers based on the performance of the executive officer and the achievement by the Company of corporate performance objectives established by our Board of Directors. In 2008, these corporate objectives included clinical development goals for Qnexa and avanafil as well as specific financing objectives. Our Board of Directors determines the portion of the total cash bonus that relate to each corporate objective, and our Compensation Committee evaluates the extent to which the objectives were achieved at the end of each fiscal year. In 2008, the Chief Executive Officer was eligible to receive a maximum cash bonus of up to 45% of his base salary and our Chief Financial Officer was eligible to receive a maximum cash bonus of up to 35% of his base salary. Vice Presidents were eligible to receive bonuses of up to 30% - 35% of their base salaries depending on individual and Company performance. Based on the achievement of the total corporate objectives and performance for the year, the Compensation Committee awarded cash bonuses to our Chief Executive Officer and Chief Financial Officer equal to 33.8% and 26.3% of their base salary compensation, respectively.

        The cash bonus plan is discretionary, and the Compensation Committee may modify, suspend, eliminate or adjust the plan, the goals and the total or individual payouts at any time.

Equity Compensation

        We award equity compensation to our executive officers based on the performance of the executive officer and guidelines related to each employee's position in the Company. We determine our option guidelines based on information derived from our experience with other companies and, with respect to our executive officers, third party surveys of companies in our industry. We typically base awards to newly hired employees on these guidelines and we base our award decisions for continuing employees on these guidelines as well as an employee's performance for the prior fiscal year. In determining the amount of awards, we generally do not consider an employee's current equity ownership in the Company or the prior awards that are fully vested. Rather, we evaluate each employee's awards based on the factors described above and competitive factors in our industry.

        Our stock option awards typically vest over a four-year period subject to the continued service of the employee to the Company. Twenty-five percent of the shares typically vest on the first anniversary of the option award and the remainder vest on a monthly basis over the remainder of the vesting period. We believe this vesting arrangement encourages our employees to continue service to the Company for a longer period of time.

  Timing of Equity Awards

        Our Compensation Committee typically makes award decisions for employees at its first meeting in each fiscal year. We believe annual awards at this time allow the Compensation Committee to consider a number of factors related to the option award decisions, including corporate performance for the prior fiscal year, employee performance for the prior fiscal year and expectations for the upcoming fiscal year. With respect to newly hired employees, our practice is typically to make stock grants at the first meeting of the Compensation Committee following the employee's hire date. We do not plan or time our stock option grants in coordination with the release of material non-public information for the purpose of affecting the value of executive compensation.

  Allocation of Equity Compensation

        In 2008, we granted stock options to purchase 1,557,058 shares of our Common Stock, of which stock options to purchase a total of 890,000 shares were awarded to executives, representing 57% of all awards in 2008. Our Compensation Committee does not apply a formula for allocating stock options to executive officers. Instead, our Compensation Committee considers the role and responsibilities of the executive officers, competitive factors, the non-equity compensation received by the executives and the total number of options to be granted in the fiscal year.

  Type of Equity Awards

        Under our 2001 Stock Option Plan, we may issue incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to our employees and any parent and subsidiary corporations' employees, and for the grant of nonstatutory stock options, restricted stock units, restricted stock, stock appreciation rights, performance units and performance shares to our employees, directors and consultants and our parent and subsidiary corporations' employees and consultants. The primary form of equity compensation that we award consists of incentive and non-qualified stock options.

        Restricted Stock Units.    Under our 2001 Stock Option Plan, we may issue restricted stock units. A restricted stock unit is a bookkeeping entry representing the equivalent of one share of Common Stock. A holder of restricted stock units has no voting or dividend rights. The Administrator will set vesting criteria in its discretion. Restricted stock units, when vested, may be settled by distributing shares of Common Stock, cash or a combination thereof. The recipient of restricted stock units may pay all projected withholding taxes relating to the award with shares of Common Stock rather than cash.

Retirement Savings Plan

        We maintain a retirement savings plan, or a 401(k) Plan, for the benefit of our eligible employees. Employees may elect to contribute their compensation up to the statutorily prescribed limit. We currently match employee contributions up to a maximum of 4% of an employee's salary per pay period. In 2008, the employer-match contribution limit was $9,200 per employee.

Employment Agreement

        On December 19, 2007, the Compensation Committee approved an employment agreement, or the Employment Agreement, with Leland F. Wilson, the Company's President and Chief Executive Officer. The Employment Agreement replaces the original letter of employment and the Change of Control Agreement entered into between the Company and Mr. Wilson on June 14, 1991 and May 12, 2000, respectively. On January 23, 2009, the Compensation Committee approved an amendment to the Employment Agreement, or the Amendment. Pursuant to the Amendment, the Initial Term of the Employment Agreement is increased from two to three years commencing on June 1, 2007 and other relevant dates were also extended to reflect the three-year Initial Term. The Employment Agreement was entered into in part to ensure compliance with recently issued regulations on Deferred Compensation Separation Benefits as mandated by Section 409A of the Internal Revenue Code. The terms of the Employment Agreement include:

  •
  A base salary of $515,000 per year;

  •
  Eligibility to receive an annual cash incentive payment for the achievement of performance goals established by the Board of Directors or the Compensation Committee, with an incentive target of not less than 45% of Mr. Wilson's base salary;

  •
  Eligibility to receive annual performance grants under the Company's stock option performance program, with any determinations relating to such grants to be made in the sole discretion of the Board of Directors or the Compensation Committee;

  •
  In the event that the Employment Agreement is not renewed, or if Mr. Wilson's employment with the Company is terminated without cause or if Mr. Wilson resigns for good reason (as those terms are defined in the Employment Agreement), other than as a result of a change of control (as defined in the Employment Agreement), and subject to Mr. Wilson signing a release of claims in favor of the Company, the payment of (i) a lump sum payment equal to 15 months of Mr. Wilson's base salary, as in effect at the time of termination; (ii) a lump sum payment equal to the pro-rated amount of Mr. Wilson's target annual incentive for the year in which termination occurs; (iii) up to 12 months of reimbursement for premiums paid for COBRA coverage and (iv) full acceleration with respect to Mr. Wilson's outstanding unvested equity awards with an exercise period equal to the later of 12 months from termination of employment or 12 months from termination of service from the Board of Directors;

  •
  In the event that Mr. Wilson's employment with the Company is terminated without cause or resignation for good reason in connection with a change of control, and subject to Mr. Wilson signing a release of claims in favor of the Company, the payment of (i) a lump sum payment equal to 24 months of Mr. Wilson's base salary, as in effect at the time of termination; (ii) a lump sum payment equal to 200% of Mr. Wilson's target annual incentive for the year in which termination occurs; (iii) up to 24 months of reimbursement for premiums paid for COBRA coverage; (iv) outplacement services with a total value not to exceed $20,000 and (v) full acceleration with respect to Mr. Wilson's outstanding unvested equity awards with an exercise period equal to the later of 12 months from termination of employment or 12 months from termination of service from the Board of Directors;

  •
  In the event that Mr. Wilson's employment with the Company is terminated voluntarily by Mr. Wilson due to his retirement, and subject to Mr. Wilson signing a release of claims in favor of the Company, the payment of (i) a lump sum payment equal to 21 months of Mr. Wilson's base salary, as in effect at the time of retirement; (ii) a lump sum payment equal to 100% of the average annual incentive received by Mr. Wilson over the three year period prior to his retirement; (iii) up to 12 months of reimbursement for premiums paid for COBRA coverage and (iv) full acceleration with respect to Mr. Wilson's outstanding unvested equity awards with an exercise period equal to the later of 12 months from termination of employment or 12 months from termination of service from the Board of Directors;

  •
  An agreement by Mr. Wilson not to solicit for employment any employee of the Company other than with the Company, not to compete with the Company and not to disparage the Company, in each case during the term of his employment with the Company or until such time as he is no longer receiving payments with respect to his base salary from the Company; and

  •
  The reimbursement by the Company of reasonable and actual legal expenses incurred by Mr. Wilson in connection with the negotiation, preparation and execution of the Employment Agreement.

Change of Control Benefits

        Our executive officers, including our Chief Financial Officer, have agreements that provide for certain benefits in the event of a change in control. In addition, our Chief Executive Officer's employment agreement outlined above also provides for certain benefits in the event of a change in control.

        On December 19, 2007, the Compensation Committee approved change of control and severance agreements, each herafter referred to as a Change of Control Agreement, for Timothy E. Morris, the Company's Vice President, Finance and Chief Financial Officer; Peter Y. Tam, the Company's Chief Operating Officer; Wesley W. Day, Ph.D., the Company's Vice President, Clinical Development; Lee B. Perry, the Company's Vice President and Chief Accounting Officer; and Guy P. Marsh, the Company's Vice President, U.S. Operations and General Manager each hereafter referred to as an Executive. The new agreements replace existing change of control agreements with each Executive. The Change of Control Agreements were approved in part to ensure compliance with the regulations on Deferred Compensation Separation Benefits as mandated by Section 409A of the Internal Revenue Code.

        The Change of Control Agreements provide that if an Executive's employment with the Company is terminated by the Company without cause or by the Executive for good reason within 24 months after a change of control (as such term is defined in the Change of Control Agreement) of the Company, the Executive will receive, subject to signing a release of claims in favor of the Company, (i) monthly severance payments during the period from the date of the Executive's termination until the date 24 months after the effective date of the termination, or for purposes of this paragraph only, the Severance Period, equal to the monthly salary the Executive was receiving immediately prior to the change of control; (ii) monthly severance payments during the Severance Period equal to 1/12th of the Executive's target bonus (as such term is defined in the Change of Control Agreement) for the fiscal year in which the termination occurs for each month in which severance payments are made to the Executive pursuant to (i) above; (iii) an additional pro-rated portion of the Executive's target bonus; (iv) up to 24 months of reimbursement for premiums paid for COBRA coverage and (v) outplacement services with a total value not to exceed $20,000.

        The Change of Control Agreements also provide that if an Executive's employment with the Company is terminated without cause (other than within 24 months after a change of control of the Company), the Executive will receive, subject to signing a release of claims in favor of the Company, (i) monthly severance payments during the period from the date of the Executive's termination until the date that is 3 months after the effective date of termination (for purposes of this paragraph only, the "Severance Period"), equal to the monthly salary the Executive was receiving immediately prior to the termination date; (ii) monthly severance payments during the Severance Period equal to 1/12th of the Executive's target bonus for the fiscal year in which the termination occurs for each month in which severance payments are made to the Executive pursuant to (i) above; (iii) an additional pro-rated portion of the Executive's target bonus; (iv) up to 3 months of reimbursement for premiums paid for COBRA coverage and (v) outplacement services with a total value not to exceed $20,000, to be provided during the Severance Period.

        The Change of Control Agreements also provide for the automatic vesting in full of all outstanding stock options held by the Executives upon the close of a change of control.

        Because of the so-called "parachute" tax imposed by the Internal Revenue Code Section 280G, we limit the change of control benefits of our other executive officers such that no taxes will be imposed under Section 280G. For our Chief Executive Officer, we have agreed that his severance benefits will be either (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Chief Executive Officer on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. We believe that providing our executives with these benefits is in the interests of our stockholders because change of control benefits would reduce the potential reluctance of our executive officers to pursue certain change of control transactions due to employment uncertainty. A table showing potential payments upon termination or change of control of our named executive officers is set forth herein on page 27.

Perquisites and Other Benefits

        We annually review the perquisites that executive officers receive. We provide a long-term disability policy for our Chief Executive Officer.

Compensation Process

        The Compensation Committee reviews and approves the salaries and incentive compensation of the Company's executive officers, directors and the remainder of the Company's personnel, including all new hire grants to employees. In addition, the Compensation Committee approves stock option grants for all employees as part of the Company's annual performance review process. The agenda for meetings of the Compensation Committee are prepared by the Chief Executive Officer and/or Chief Financial Officer, with final approval by the Compensation Committee Chairman. The Company's Chief Executive Officer and Chief Financial Officer attend the meetings of the Compensation Committee, but neither the Chief Executive Officer nor the Chief Financial Officer participates in deliberations relating to his own compensation. In rendering its decisions, the Compensation Committee considers the recommendations of the Chief Executive Officer, with input by the Chief Financial Officer, the information regarding comparably sized companies in the biotechnology and pharmaceutical industries in the United States and its collective experience with other companies. The Compensation Committee generally reviews the performance and compensation of the Chief Executive Officer and Chief Financial Officer annually. Our Compensation Committee also works with our Chief Executive Officer and Chief Financial Officer in evaluating the financial, accounting, tax and retention implications of our various compensation programs.

 Effect of Accounting and Tax Treatment on Compensation Decisions

        We consider the anticipated accounting and tax implications to us and our executives of our compensation programs. Prior to 2006, the primary form of equity compensation that we awarded consisted of incentive and non-qualified stock options due to favorable accounting and tax treatment and the expectation among employees in our industry that they would be compensated through stock options. Beginning in 2006, the accounting treatment for stock options changed as a result of Financial Accounting Standards No. FAS 123R, or FAS 123(R), Share-Based Payment, potentially making the accounting treatment of stock options less attractive. As a result, we assessed the desirability of various alternatives to stock options but determined to continue to grant stock options as the primary form of equity compensation.

        Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and each of our next four most highly compensated executive officers, unless certain specific criteria are satisfied. From time to time, we monitor whether it might be in our interests to structure our compensation programs to satisfy the requirements of Section 162(m). We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and therefore our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee will continue to assess the impact of Section 162(m) on our compensation practices and determine what further action, if any, is appropriate.

Executive Time Off

        All of our full-time employees, including our executive officers, receive up to three weeks of vacation each year, based upon the length of service. Unused vacation carries over to the following year and may accumulate up to six weeks at any time. Upon termination, all employees are paid their accrued benefit that existed as of the date of such termination. Additionally, employees receive two floating holidays and eight sick days each year that expire if unused as of the date of termination or the end of the calendar year.

        The following table presents information for our fiscal year ended December 31, 2008 concerning the total compensation paid to or accrued for our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers. We refer to these executive officers as our "named executive officers" below.

2008 Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus ($)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)(3)	Total ($)
Leland F. Wilson	2008	$549,192	$—	$60,051	$1,203,628	$185,625	$10,139	$2,008,635
President, Chief	2007	514,515	—	51,215	1,215,368	231,750	9,931	2,022,779
Executive Officer	2006	489,491	11,139	14,562	472,613	138,861	9,731	1,136,397
and Director
Timothy E. Morris	2008	311,597	—	—	403,578	81,910	—	797,085
Vice President,	2007	292,724	—	—	248,657	102,547	—	643,928
Finance and	2006	278,785	—	—	201,203	52,739	3,434	536,161
Chief Financial Officer
Peter Y. Tam	2008	313,607	—	—	401,788	83,078	9,200	807,673
Chief Operating Officer	2007	296,899	—	—	239,075	104,010	9,000	648,984
	2006	282,712	—	—	194,862	53,491	8,800	539,865
Guy P. Marsh	2008	279,737	—	—	282,095	73,520	9,200	644,552
Vice President,	2007	265,231	—	—	199,302	88,917	9,000	562,450
U.S. Operations and	2006	252,604	—	—	103,392	47,786	8,800	412,582
General Manager
Wesley W. Day, Ph.D.	2008	279,493	—	—	282,417	62,975	9,200	634,085
Vice President,	2007	262,587	—	—	179,565	78,291	62,891	583,334
Clinical Development	2006	251,459	—	—	104,865	31,687	102,195	490,206

(1)
The amounts in this column include payments in respect of accrued vacation, holidays and sick days.

(2)
Reference is made to Note 9 "Stock Option and Purchase Plans" in our Form 10-K for the year ended December 31, 2008, filed with the SEC on March 11, 2009, which identifies assumptions made in the valuation of restricted stock units and option awards in accordance with FAS 123(R). In addition, on December 19, 2007, the Compensation Committee approved the modification of all outstanding options awarded to Mr. Wilson to extend the post-termination exercise period and to accelerate the vesting of any unvested options upon retirement. The estimated fair value, computed in accordance with FAS 123(R), of these option modifications was $844,296 and is included in the value of Mr. Wilson's 2007 option awards in the table above. The Company's stock-based compensation expense recognized under FAS 123(R) reflects estimated forfeiture rates of 3.96%, 5.88% and 4.19% in 2008, 2007, and 2006, respectively. The values recognized in the "Restricted Stock Awards" and "Option Awards" columns above do not reflect such expected forfeitures.

(3)
Includes (i) contributions made by the Company under its 401(k) Plan in the amounts of $9,200 per person on behalf of Messrs. Wilson, Tam, Marsh and Dr. Day, respectively; (ii) payments for temporary housing and relocation expenses totaling $53,891 in 2007 to Dr. Day; and (iii) a premium for long-term disability insurance in the amount of $939, $931 and $931 in 2008, 2007 and 2006, respectively, on behalf of Mr. Wilson.

 2008 Grants of Plan Based Awards

        The following table provides information with regard to each grant of an award made to a named executive officer under any plan during the fiscal year ended December 31, 2008.

		Estimated Possible Payouts Under Non-Equity Incentive Plan					Grant Date Fair Value of Stock and Option Awards
					Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards(3)
Name	Grant Date	Threshold	Target	Maximum
Leland F. Wilson	1/25/2008	$123,750	$185,625	$247,500	300,000	$6.05	$979,309
Timothy E. Morris	1/25/2008	54,606	81,910	109,213	150,000	6.05	539,654
Peter Y. Tam	1/25/2008	55,385	83,078	110,770	150,000	6.05	539,654
Guy P. Marsh	1/25/2008	49,014	73,520	98,027	100,000	6.05	359,770
Wesley W. Day, Ph.D.	1/25/2008	41,983	62,975	83,966	100,000	6.05	359,770

(1)
Reflects the minimum, target and maximum values of cash bonus award to the named executive officers in 2008. The cash bonus award amounts actually paid to the named executive officers in 2008 are shown in the Summary Compensation Table for 2008 under the heading "Non-Equity Incentive Plan Compensation." Please refer to "Compensation Discussion and Analysis" above for a description of the cash bonus compensation.

(2)
The stock options granted in 2008 are generally exercisable starting one year after the date of grant, with 25% of the shares covered thereby becoming exercisable at that time and with an additional 1/48th of the total number of option shares becoming exercisable at the end of each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant. Each of these options expires 10 years from the date of grant.

(3)
Options are granted at an exercise price equal to the fair market value of our Common Stock, as determined by reference to the closing price reported by the NASDAQ Global Market on the date of grant.

Outstanding Equity Awards at Fiscal Year-End

        The following table presents certain information concerning the outstanding equity awards held as of December 31, 2008 by each named executive officer.

	Option Awards
	Number of Securities Underlying Unexercised Options(1)
			Option Exercise Price(2)	Option Expiration Date(3)
Name	Exercisable	Unexercisable
Leland F. Wilson	50,315	—	$2.95	4/18/2015
	51,041	18,959	3.13	1/30/2016
	208,333	41,667	3.73	8/23/2015
	100,000	—	3.875	1/22/2011
	100,000	—	4.00	1/20/2013
	97,916	2,084	4.15	1/24/2015
	239,583	260,417	4.25	1/29/2017
	100,000	—	4.58	1/26/2014
	70,000	—	4.8438	1/19/2010
	—	300,000	6.05	1/25/2018
	100,000	—	8.08	1/21/2012
Timothy E. Morris	19,140	7,110	$3.13	1/30/2016
	4,267	91	4.15	1/24/2015
	47,916	52,084	4.25	1/29/2017
	200,000	—	5.67	11/9/2014
	—	150,000	6.05	1/25/2018
Peter Y. Tam	25,520	9,480	$3.13	1/30/2016
	5,000	—	3.40	7/16/2011
	30,000	—	3.49	10/25/2012
	66,666	13,334	3.73	8/23/2015
	18,750	—	3.875	1/22/2011
	26,250	—	4.00	1/20/2013
	34,270	730	4.15	1/24/2015
	47,916	52,084	4.25	1/29/2017
	35,000	—	4.53	7/19/2014
	35,000	—	4.58	1/26/2014
	8,750	—	4.8438	1/19/2010
	—	150,000	6.05	1/25/2018
	17,500	—	8.08	1/21/2012
Guy P. Marsh	4,923	7,110	$3.13	1/30/2016
	4,167	4,167	3.73	8/23/2015
	5,834	730	4.15	1/24/2015
	19,097	52,084	4.25	1/29/2017
	35,000	—	4.58	1/26/2014
	17,500	—	4.8438	1/19/2010
	30,000	—	6.6875	7/17/2010
	—	100,000	6.05	1/25/2018
	35,000	—	8.08	1/21/2012
Wesley W. Day, Ph. D.	2,479	921	$3.13	1/30/2016
	46,250	13,750	3.26	11/14/2015
	38,750	21,250	3.28	5/9/2016
	33,541	36,459	4.25	1/29/2017
	—	100,000	6.05	1/25/2018

(1)
Stock options outstanding are generally exercisable starting one year after the date of grant, with 25% of the shares covered thereby becoming exercisable at that time and with an additional

  1/48th of the total number of option shares becoming exercisable at the end of each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant.

(2)
Options are granted at an exercise price equal to the fair market value of our Common Stock, as determined by reference to the closing price reported by the NASDAQ Global Market on the date of grant.

(3)
These options generally expire 10 years from the date of grant.

2008 Option Exercises and Restricted Stock Unit Vesting

        The following table shows the number of shares acquired pursuant to the exercise of options by each named executive officer during the fiscal year ended December 31, 2008 and the aggregate dollar amount realized by the named executive officer upon exercise of the option.

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Leland F. Wilson	150,000	$375,375	62,500	$539,375
Timothy E. Morris	—	—	—	—
Peter Y. Tam	27,500	68,819	—	—
Guy P. Marsh	188,138	837,283	—	—
Wesley W. Day, Ph.D.	—	—	—	—

(1)
The aggregate dollar amount realized upon the exercise of an option represents the difference between the aggregate market price of the shares of our Common Stock underlying that option on the date of exercise, as determined by reference to the closing price reported by the NASDAQ Global Market on the date of exercise, and the aggregate exercise price of the option.

(2)
Reflects restricted stock units that vested during 2008. Value realized is based on closing price on settlement date.

 Potential Payments Upon Termination or Change of Control for each Named Executive Officer

Executive benefits and payments upon termination:	Involuntary termination not for cause not following a change of control	Involuntary termination not for cause following a change of control	Death or Disability	Retirement
Leland F. Wilson(1)
Base salary	$687,500	$1,100,000	$—	$962,500
Bonus	—	371,250	—	185,412
Medical continuation	20,000	40,000	20,000	20,000
Outplacement services(2)	—	20,000	—	—
Value of accelerated stock options(3)	388,855	388,855	388,855	388,855
Timothy E. Morris
Base salary	78,009	624,074	—	—
Bonus	20,478	163,820	—	—
Medical continuation	5,000	40,000	—	—
Outplacement services(2)	20,000	20,000	—	—
Value of accelerated stock options(3)	—	71,407	—	—
Peter Y. Tam
Base salary	79,122	632,974	—	—
Bonus	20,770	166,156	—	—
Medical continuation	5,000	40,000	—	—
Outplacement services(2)	20,000	20,000	—	—
Value of accelerated stock options(3)	—	98,546	—	—
Guy P. Marsh
Base salary	70,020	560,156	—	—
Bonus	18,380	147,040	—	—
Medical continuation	5,000	40,000	—	—
Outplacement services(2)	20,000	20,000	—	—
Value of accelerated stock options(3)	—	78,780	—	—
Wesley W. Day, Ph.D.
Base salary	69,972	559,774	—	—
Bonus	15,744	125,950	—	—
Medical continuation	5,000	40,000	—	—
Outplacement services(2)	20,000	20,000	—	—
Value of accelerated stock options(3)	—	112,703	—	—

(1)
Leland F. Wilson has an employment agreement. Please see "Compensation Discussion and Analysis—Employment Agreement" for details.

(2)
Represents the aggregate value of reimbursable services from a third party firm. Such services may include, but are not limited to, transition advice, business coaching and career management advice.

(3)
Represents the aggregate value of the acceleration of vesting of the executive's unvested stock options based on the spread between the closing price of our Common Stock on December 31, 2008 of $5.32 and the exercise price of the stock options. Aggregate intrinsic value represents only the value for those options in which the exercise price of the option is less than the market value of our stock on December 31, 2008.

Compensation of Directors

        The following table sets forth the compensation paid by us during the fiscal year ended December 31, 2008 to our non-executive officer directors:

Name	Year	Fees Earned or paid in Cash(1)	Option Awards(2)	All Other Compensation (3)	Total
Virgil A. Place, M.D.(4)	2008	$—	$—	$223,260	$223,260
Mark B. Logan*(5)	2008	110,000	124,026	—	234,026
Charles J. Casamento	2008	63,750	45,027	—	108,777
Mario M. Rosati	2008	42,500	55,270	—	97,770
Linda M. Dairiki Shortliffe, M.D.	2008	85,000	124,026	—	209,026
Graham Strachan**	2008	95,000	124,026	—	219,026

*
Chair of Audit Committee and Lead Director

**
Chair of Compensation Committee

(1)
In fiscal 2008, non-employee directors received $85,000 per annum, paid in equal quarterly installments. The Chairman of the Audit Committee received an additional $15,000 and Lead Director and Compensation Committee Chairman received an additional $10,000 for the performance of these duties on an annual basis.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R), and thus includes amounts from awards granted in and prior to 2008. See Note 9 to the consolidated financial statements in the Company's Annual Report for the year ended December 31, 2008 regarding the assumptions underlying valuation of equity awards. In 2008, each non-employee director received an option grant on January 25, 2008 to purchase 22,000 shares of Common Stock and an option grant on June 13, 2008 to purchase 8,000 shares of Common Stock. On April 17, 2008, Charles J. Casamento received an initial option grant of 32,000 shares upon joining the Board of Directors. Each of these option grants is fully exercisable ratably over eight months. The Company's stock-based compensation expense recognized under FAS 123(R) reflects an estimated forfeiture rate of 0.81%, 0% and 4.19% in 2008, 2007 and 2006, respectively. The values recognized in the "Option Awards" columns above do not reflect such expected forfeitures. The full grant date fair value of the awards granted to each director in 2008, computed in accordance with FAS 123(R) was as follows: Mark B. Logan: $124,296; Charles J. Casamento: $127,495; Mario M. Rosati: $88,328; Linda M. Dairiki Shortliffe, M.D.: $124,296; and Graham Strachan: $124,296. These amounts are included in the value of each director's option awards in the table above. At fiscal year end, the aggregate number of option awards outstanding for each director or former director was as follows: Mark B. Logan: 136,000; Charles J. Casamento: 32,000; Mario M. Rosati: 135,750; Linda M. Dairiki Shortliffe, M.D.: 136,000; and Graham Strachan: 152,000.

(3)
In 2008, Dr. Place was paid $144,230 in salary and received $3,100 in contributions made by the Company under its 401(k) Plan. In 2008, Dr. Place received an option grant to purchase 30,000 shares. The dollar amount recognized for financial statement purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R), which includes amounts from awards granted in and prior to 2008, was $75,930 for Dr. Place. The full grant date fair value of the option grant to purchase 30,000 shares awarded to Dr. Place in 2008, computed in accordance with FAS 123(R), is $107,187.

(4)
Dr. Place is an executive officer (though not a named executive officer), who does not receive any additional compensation for services provided as a director.

(5)
Includes cash compensation associated with chairing the Audit Committee and serving as Lead Director.

        For the fiscal year ended December 31, 2008, our non-employee directors, or Outside Directors, received $85,000 per annum, paid in equal quarterly installments, as well as reimbursement for expenses incurred in connection with attending board and committee meetings. The non-employee director serving as Chairman of the Audit Committee received an additional $15,000 and Lead Director and Compensation Committee Chairman received an additional $10,000 for the performance of these duties in fiscal 2008.

        Under our 2001 Stock Option Plan, or the 2001 Plan, each Outside Director is automatically granted a non-qualified option to purchase 32,000 shares of Common Stock upon the date on which such person first becomes a director with an exercise price equal to the fair market value of our Common Stock as of the date of grant, also called the Initial Option. Thereafter, each Outside Director is automatically granted a non-qualified option to purchase 8,000 shares under the 2001 Plan on the date of each annual meeting of stockholders, or the Subsequent Option, provided such director is re-elected and provided he or she has served as a director for at least six months as of such date. Initial Options granted under the 2001 Plan vest as to one-fourth (1/4th) of the shares on each anniversary date of grant over a period of four years so long as the optionee remains a director of the Company. Subsequent Options begin to vest at the rate of 12.5% per month following the date of grant so long as the optionee remains a director of the Company.

        Outside Directors are also eligible to receive additional stock option grants. In January 2008, the Board of Directors granted to each of the Outside Directors a non-qualified stock option to purchase an additional 22,000 shares of our Common Stock with an exercise price equal to the closing price of our Common Stock on the date of grant as reported on the NASDAQ Global Market. The foregoing grants vest at a rate of 12.5% per month on the first day of each month following the date of grant.

        Options granted under the 2001 Plan to Outside Directors have a term of ten years unless terminated sooner upon termination of the optionee's status as a director or otherwise pursuant to the 2001 Plan. Such options are transferable by the optionee only in certain limited circumstances and each option is exercisable during the lifetime of the director only by such director or a permitted transferee. The 2001 Plan is designed to work automatically, without administration, with respect to the granting of options to Outside Directors; however, to the extent administration is necessary, the 2001 Plan has been structured so that options granted to Outside Directors who administer our other employee benefit plans shall qualify as transactions exempt from Section 16(b) of the Securities and Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us with respect to beneficial ownership of our Common Stock as of April 1, 2009 by (i) each person or entity who is known by us to own beneficially more than 5% of our Common Stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all directors and executive officers as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

Five Percent Stockholders, Directors and Executive Officers	Beneficially Owned Stock(1) Number of Shares	Percent
FMR LLC(2)	4,798,833	6.9%
Chilton Investment Co LLC(3)	4,689,176	6.7%
Caxton Associates LLC(4)	4,469,018	6.4%
Barclays Global Investors, NA(5)	4,279,453	6.1%
Charles J. Casamento(6)	15,291	*
Mark B. Logan(7)	143,291	*
Linda M. Dairiki Shortliffe, M.D.(8)	143,291	*
Graham Strachan(9)	159,291	*
Virgil A. Place, M.D.(10)	640,138	*
Leland F. Wilson(11)	1,711,719	2.5%
Peter Y. Tam(12)	513,044	*
Guy P. Marsh(13)	196,075	*
Timothy E. Morris(14)	322,063	*
Wesley W. Day, Ph.D.(15)	186,211	*
All directors and executive officers as a group (11 persons)(16)	4,141,625	5.9%

*
Less than 1%

(1)
Applicable percentage ownership is based on 69,721,583 shares of Common Stock as of April 1, 2009. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 1, 2009 are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)
According to a Schedule 13G/A filed with the SEC on February 17, 2009 by FMR LLC ("FMR") and Edward C. Johnson 3d, all such shares are beneficially owned by Fidelity Management & Research Company ("Fidelity"), a registered investment advisor to various investment companies ("Fidelity Funds") and a wholly-owned subsidiary of FMR. Fidelity is the beneficial owner of 4,798,833 shares. Mr. Johnson, Chairman of FMR, FMR (through its control of Fidelity) and the funds each has sole dispositive power with respect to 4,798,833 shares. Neither Mr. Johnson nor FMR has the sole power to vote or direct the voting of the shares beneficially owned by Fidelity Funds, which power resides with the Board of Trustees of such funds. The address of Fidelity, FMR and Mr. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)
According to a Schedule 13G/A filed with the SEC on February 13, 2009, Chilton Investment Company, LLC ("Chilton") is the beneficial owner of 4,689,176 shares and has sole voting and dispositive power with respect to all reported shares. The address of Chilton is 1266 East Main Street, 7th Floor, Stamford, CT 06902.

(4)
According to a Schedule 13G filed with the SEC on February 11, 2009 by Caxton Associates LLC, (i) Caxton International Limited ("Caxton International") is the beneficial owner of 2,572,232 shares and has shared voting and dispositive power with respect to all beneficially owned shares; (ii) Caxton Advantage Life Sciences Fund, L.P. ("Caxton Advantage") is the beneficial owner of 1,619,286 shares and has shared voting and dispositive power with respect to all beneficially owned shares. Each of Caxton Advantage Venture Partners, L.P. ("Caxton Advantage Venture") as the General Partner of Caxton Advantage, Advantage Life Sciences Partners, LLC ("Advantage Partners") as the General Partner of Caxton Advantage Venture, CHHA LLC ("CHHA") as the Administrative General Partner of Caxton Advantage Venture, Caxton Health Holdings LLC ("Caxton Health") as the manager of CHHA and Mr. Eric W. Roberts and Ms. Rachel Leheny as Principals of Caxton Advantage may be deemed to share voting and dispositive power with respect to all shares beneficially owned Caxton Advantage; (iii) Caxton Associates LP (formerly, Caxton Associates, L.L.C.) ("Caxton Associates") is the trading advisor to Caxton International and has shared voting and dispositive power with respect to all shares beneficially owned by Caxton International and has shared voting and dispositive power with respect to all shares beneficially owned by Caxton Associates through its ownership of CHHA and Caxton Health; (iv) Mr. Bruce S. Kovner, the Chairman of Caxton Associates and the sole shareholder of Caxton Corporation, the general partner of Caxton Associates, has sole voting and dispositive power with respect to 277,500 shares and shared voting and dispositive power with respect to 4,191,518 shares. The address of Caxton International is c/o Prime Management Limited, Mechanics Building, 12 Church Street, Hamilton HM11, Bermuda. The address of Caxton Advantage, Caxton Advantage Venture, Advantage Partners, CHHA, Caxton Health, Mr. Roberts, Ms. Leheny and Mr. Kovner is 500 Park Avenue, New York, NY 10022. The address of Caxton Associates is Princeton Plaza, Building 2, 731 Alexander Road, Princeton, NJ 08540.

(5)
According to a Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors, NA and its affiliated entities, Barclays Global Investors, NA is the beneficial owner of 1,841,402 shares, has sole voting power with respect to 1,573,872 shares and sole dispositive power with respect to all reported shares. Barclays Global Fund Advisors is the beneficial owner of 2,438,051 shares and has sole voting and dispositive power with respect to all reported shares. The address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 400 Howard Street, San Francisco, CA 94105.

(6)
Includes 15,291 options to purchase shares vested and exercisable within 60 days of April 1, 2009.

(7)
Includes 143,291 options to purchase shares vested and exercisable within 60 days of April 1, 2009.

(8)
Includes 143,291 options to purchase shares vested and exercisable within 60 days of April 1, 2009.

(9)
Includes 159,291 options to purchase shares vested and exercisable within 60 days of April 1, 2009.

(10)
Includes (i) 434,049 shares held by the Virgil A. Place Trust dated February 19, 1993, Virgil A. Place, Trustee; (ii) 75,728 shares held by Dr. Place's spouse, (iii) 22,800 shares held by Dr. Place as custodian for Dr. Place's son; (iv) 4,300 shares held by Dr. Place's son; (v) 5,020 shares held by the Virgil A. Place Arboretum & Botanical Gardens, Inc.; and (vi) 98,239 options to purchase shares vested and exercisable within 60 days of April 1, 2009.

(11)
Includes (i) shares held by the Leland F. Wilson Living Trust dated July 20, 1999 of which Mr. Wilson is a trustee (the "Living Trust"); and (ii) 1,279,687 options to purchase shares vested and exercisable within 60 days of April 1, 2009. All shares held by Mr. Wilson and the Living Trust are pledged as collateral to secure certain personal indebtedness.

(12)
Includes 411,246 options to purchase shares vested and exercisable within 60 days of April 1, 2009.

(13)
Includes 193,004 options to purchase shares vested and exercisable within 60 days of April 1, 2009.

(14)
Includes 322,063 options to purchase shares vested and exercisable within 60 days of April 1, 2009.

(15)
Includes 183,008 options to purchase shares vested and exercisable within 60 days of April 1, 2009.

(16)
Includes 3,042,149 options to purchase shares vested and exercisable within 60 days of April 1, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file certain reports of ownership with the SEC. Such officers, directors and stockholders are also required by SEC rules to provide us with copies of all Section 16(a) forms that they file. Based solely on its review of copies of such forms received by us or on written representations from certain reporting persons submitted to us during the year ended December 31, 2008, we believe that during the period from January 1, 2008 to December 31, 2008, all of our executive officers, directors and 10% stockholders complied with all Section 16(a) requirements.

Equity Compensation Plan Information

        We currently maintain four equity-based compensation plans that have been approved by the stockholders—the 1991 Incentive Stock Option Plan, the 1994 Director Option Plan, the 1994 Employee Stock Purchase Plan, and the 2001 Stock Option Plan. The following table sets forth, for each of our equity-based compensation plans, the number of shares of our Common Stock subject to outstanding options and rights, the weighted-average exercise price of outstanding options, and the number of shares available for future award grants as of December 31, 2008:

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options and Rights		Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders	6,107,304	(1)	$4.80	1,232,422	(2)
Equity compensation plans not approved by security holders	—		$—	—

Total	6,107,304		$4.80	1,232,422

(1)
Includes outstanding stock options for 434,059 shares under the 1991 Incentive Stock Option Plan, 96,000 shares under the 1994 Director Option Plan and 5,577,245 shares under the 2001 Stock Option Plan.

(2)
Includes 1,013,061 shares for the 2001 Stock Option Plan and 219,361 shares for the 1994 Employee Stock Purchase Plan. On January 1 of each year during the term of the 2001 Stock Option Plan, an annual increase is to be added on the first day of the Company's fiscal year beginning in 2003, equal to the lesser of (i) 1,000,000 shares, (ii) 2.5% of the outstanding shares on such date, or (iii) a lesser amount determined by the Board of Directors. The Shares may be authorized, but unissued, or reacquired Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change of Control Agreements with Executive Officers

        Our executive officers, including our Chief Financial Officer, have agreements that provide for certain benefits in the event of a change in control. In addition, our Chief Executive Officer's employment agreement (see "Compensation and Discussion Analysis—Employment Agreement") also provides for certain benefits in the event of a change in control.

        On December 19, 2007, the Compensation Committee approved Change of Control Agreements for Timothy E. Morris, the Company's Vice President, Finance and Chief Financial Officer; Peter Y. Tam, the Company's Chief Operating Officer; Wesley W. Day, Ph.D., the Company's Vice President, Clinical Development; Lee B. Perry, the Company's Vice President and Chief Accounting Officer; and Guy P. Marsh, the Company's Vice President, U.S. Operations and General Manager. The new agreements replace existing change of control agreements with each Executive. The Change of Control Agreements were approved in part to ensure compliance with recently issued regulations on Deferred Compensation Separation Benefits as mandated by Section 409A of the Internal Revenue Code.

        The Change of Control Agreement recognizes that there may be periods where another company or another entity considers the possibility of acquiring the Company or that a change in our management may otherwise occur (collectively known as a Change of Control), with or without the approval of our Board of Directors. The Change of Control Agreement recognizes that such an event may cause a distraction to employees, which may in turn cause employees to consider alternative employment opportunities. The Board of Directors determined that it was in the best interest of the Company to give such employees an incentive to continue their employment during periods where the threat or occurrence of a Change of Control may exist. The Change of Control Agreements are discussed in more detail in the section under "Compensation Discussion and Analysis—Change of Control Benefits" on page 20 of this Proxy Statement.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with us.

Legal Services

        During fiscal year 2008, the law firm of Wilson Sonsini Goodrich & Rosati, P.C. acted as principal outside counsel to the Company. Mr. Rosati, a former director of our Company, is a member of Wilson Sonsini Goodrich & Rosati, P.C. We incur bills for legal services that vary from year to year depending upon our legal needs.

Consulting Services

        During fiscal year 2008, Dr. Wesley Day's wife, Dr. Shiyin Yee, performed pre-clinical and clinical development consulting services for the Company. Dr. Day is the Vice President of Clinical Development. Dr. Yee reports directly to Peter Tam, our Senior Vice President and Chief Operating Officer. We paid Dr. Yee $267,838 in fiscal year 2008 for the consulting services she rendered to the Company.

Review, Approval or Ratification of Transactions with Related Parties

        We, or one of our subsidiaries, may occasionally enter into transactions with certain "related parties." Related parties include our executive officers, directors, nominees for directors, or 5% or more beneficial owners of our Common Stock and immediate family members of these persons. We refer to transactions in which the related party has a direct or indirect material interest as "related party transactions." Each related party transaction must be reviewed and approved by the Audit Committee prior to the entering into of such transaction.

        The Audit Committee considers all relevant factors when determining whether to approve a related party transaction including, without limitation, the following:

  •
  the extent of the related party's interest in the related party transaction;

  •
  the aggregate value of the related party transaction;

  •
  the benefit to the Company; and

  •
  whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

        The Chairman of the Audit Committee has the authority to pre-approve any related party transaction in which the aggregate amount involved is reasonably expected to be less than $25,000. Any such pre-approved related party transaction must then be ratified at the next regularly scheduled Audit Committee meeting or by unanimous written consent.

 OTHER MATTERS

        We know of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

        It is important that your stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying Proxy in the enclosed envelope at your earliest convenience.

                      The Board of Directors

Mountain View, California
April 30, 2009

APPENDIX A

        A summary of the principal features of the 2001 Stock Option Plan, as amended, or the 2001 Plan, is provided below, but is qualified in its entirety by reference to the full text of the 2001 Plan that was filed electronically with this proxy statement with the Securities and Exchange Commission on April 30, 2009.

        Forms of Award.    Awards granted under the 2001 Plan may be incentive stock options, nonstatutory stock options, restricted stock and restricted stock units as determined by the Board of Directors or the Compensation Committee at the time of grant.

        Number of Reserved Shares.    An aggregate of 1,000,000 shares, subject to stockholder approval, can be awarded under the 2001 Plan plus (a) any shares returned to the 1991 Incentive Stock Plan, or the 1991 Plan, as a result of termination of options or repurchase of shares issued under the 1991 Plan and (b) an annual increase to be added on the first day of the Company's fiscal year equal to the least of (i) 1,000,000 shares, (ii) 2.5% of the outstanding shares on such date, or (iii) an amount determined by the Board of Directors. The shares may be authorized, but unissued, or reacquired Common Stock. If an award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange program, or, with respect to restricted stock and restricted stock units, is forfeited to or repurchased by the Company, the unpurchased shares (or for awards other than options, the forfeited, repurchased or unissued shares) which were subject thereto shall become available for future grant or sale under the 2001 Plan (unless the 2001 Plan has terminated); provided, however, that if unvested shares issued pursuant to awards of restricted stock and restricted stock units are repurchased by the Company or are forfeited to the Company, such shares will become available for future grant under the 2001 Plan. To the extent an award under the 2001 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2001 Plan.

        Administration and Eligibility.    The Board of Directors, or our Compensation Committee, or a committee of directors or of other individuals satisfying applicable laws and appointed by the Board of Directors, or the Administrator, will administer the 2001 Plan. Employees, non-employee directors and consultants of the Company are eligible to participate in the 2001 Plan, although incentive stock options may only be granted to employees. The Administrator determines which eligible persons receive awards under the 2001 Plan and the terms and conditions of the awards granted, subject to the provisions of the 2001 Plan. As of April 27, 2009, approximately 135 employees, directors and consultants were eligible to participate in the 2001 Plan.

        Options.    Options may include nonstatutory stock options, or NSOs, as well as incentive stock options, or ISOs, which are intended to qualify for special federal income tax treatment. The term of any option cannot exceed 10 years. In a given fiscal year, no optionee shall receive more than 1,000,000 shares, except that options granted to a new employee in his or her initial fiscal year of service shall not exceed more than 2,000,000 shares. These share limits are subject to adjustment upon certain changes in the Company's capitalization.

        The Administrator determines the exercise price of options granted under the 2001 Plan, provided that the exercise price must be at least equal to the fair market value of the Common Stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any employee who owns more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price shall be no less than 110% of the fair market value of the Common Stock on the date of grant. As of April 27, 2009, the closing price of the Company's Common Stock on the NASDAQ Global Market was $3.78 per share.

        The exercise price of an option and any tax withholding may be paid in any legal form permitted by the Compensation Committee. Such forms of consideration may include:

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  cash;

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  check;

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  promissory note;

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  other shares of Company's Common Stock;

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  consideration received by the Company under a cashless exercise program;

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  a reduction in the amount of any company liability to the optionee;

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  any combination of the foregoing methods of payment; or

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  other forms of payment to the extent permitted by applicable laws.

        Restricted Stock.    Restricted shares are shares of Common Stock that are subject to forfeiture in the event that the applicable vesting conditions are not satisfied. Restricted shares have the same voting and dividend rights as other shares of Common Stock.

        Restricted Stock Units.    A restricted stock unit is a bookkeeping entry representing the equivalent of one share of Common Stock. A holder of restricted stock units has no voting or dividend rights. The Administrator will set vesting criteria in its discretion. Restricted stock units, when vested, may be settled by distributing shares of Common Stock, cash or a combination thereof. The recipient of restricted shares may pay all projected withholding taxes relating to the award with shares of Common Stock rather than cash.

        Vesting Conditions.    The Board of Directors or the Compensation Committee determines the vesting and other conditions. The vesting conditions may be based on:

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  the length of the recipient's service to the Company;

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  his or her individual performance;

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  the Company's performance; and

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  other appropriate criteria.

        Vesting may be accelerated in the event of a change of control with respect to the Company. Change in control is generally defined in the 2001 Plan as:

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  Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities;

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  The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

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  A change in the composition of the Board of Directors occurring within a two-year period, as a result of which fewer than a majority of the directors are incumbent directors. "Incumbent Directors" means directors who either (A) are directors as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

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  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

        Amendment or Termination.    The Board of Directors may at any time amend, alter, suspend or terminate the 2001 Plan. Certain amendments will be subject to stockholder approval to the extent required by applicable laws. The termination of the 2001 Plan, or any amendment to the 2001 Plan, shall not affect any award previously granted under the 2001 Plan.

        New Plan Benefits.    Awards under the 2001 Plan are discretionary. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2001 Plan.

        The following table summarizes the equity grants that were made to each of our current named executive officers listed in the Summary Compensation Table, as well as the groups indicated below, under the 2001 Plan during the fiscal year ended December 31, 2008.

Name of Individual or Group	Number of Options Granted	Average per Share Price of Options Granted	Number of Options Exercised	Dollar Value of Options Exercised
Leland F. Wilson	300,000	$6.05	150,000	$375,375
Timothy E. Morris	150,000	$6.05	—	$—
Peter Y. Tam	150,000	$6.05	27,500	$68,819
Guy P. Marsh	100,000	$6.05	188,138	$837,283
Wesley W. Day, Ph.D.	100,000	$6.05	—	$—
All executive officers as a group	890,000	$6.05	405,638	$1,476,377
All directors as a group	144,000	$6.15	80,000	$230,611
All employees who are not executive officers, as a Group	523,058	$6.03	212,624	$633,662

        During the fiscal year ended December 31, 2008, no restricted shares or restricted stock units were awarded under the 2001 Plan.

  Federal Tax Consequences

        The following is a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 2001 Plan. Tax consequences for any particular individual may be different.

        Nonstatutory Stock Options.    No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

        As a result of Section 409A of the Code and the Treasury regulations promulgated thereunder, or Section 409A, however, nonstatutory stock options and stock appreciation rights granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such Awards and may be subject to an additional 20% federal income tax plus penalties and interest. In addition, certain states, such as California, have adopted similar tax provisions.

        Incentive Stock Options.    No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

        Restricted Stock and Restricted Stock Units.    A participant generally will not have taxable income at the time an award of restricted stock or restricted stock units. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

        Section 409A.    Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. Awards granted under the 2001 Plan with a deferral feature will be subject to the requirements of Section 409A, including discount stock options and stock appreciation rights discussed above. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A's provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Some states may also apply a penalty tax (for instance, California imposes a 20% penalty tax in addition to the 20% federal penalty tax). The Internal Revenue Service has not issued complete and final guidance under Section 409A and, accordingly, the requirements of Section 409A (and the application of those requirements to awards issued under the 2001 Plan) are not entirely clear. We strongly encourage recipients of such awards to consult their tax, financial or other advisor regarding the tax treatment of such awards.

        Tax Effect for the Company; Section 162(m).    The Company generally will be entitled to a tax deduction in connection with an Award under the 2001 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to the Company's Chief Executive Officer (i.e., its principal executive officer) and to each of its three most highly compensated executive officers for the taxable year (other than the principal executive officer or principal financial officer). Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2001 Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The 2001 Plan has been designed to permit the administrator to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2001 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

APPENDIX B

VIVUS, INC.
2001 STOCK OPTION PLAN
(As Amended on July 12, 2006)

        1.    Purpose of the Plan.    The purpose of this 2001 Stock Option Plan is to:

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    attract and retain the best available personnel for positions of substantial responsibility;

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    provide additional incentive to Employees, Directors and Consultants; and

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    promote the success of the Company's business.

        Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, and Restricted Stock Units as determined by the Administrator at the time of grant.

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a)   "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b)   "Applicable Laws" means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

          (c)   "Award" means, individually or collectively, a grant under the Plan of Options, Restricted Stock and Restricted Stock Units.

          (d)   "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including any Option Agreement and Restricted Stock Purchase Agreement. The Award Agreement is subject to the terms and conditions of the Plan.

          (e)   "Board" means the Board of Directors of the Company.

          (f)    "Change in Control" means the occurrence of any of the following events:

              (i)  Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities;

             (ii)  The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

            (iii)  A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors. "Incumbent Directors" means Directors who either (A) are Directors as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company); or

            (iv)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

          (g)   "Code" means the Internal Revenue Code of 1986, as amended.

          (h)   "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (i)    "Common Stock" means the Common Stock of the Company.

          (j)    "Company" means VIVUS, Inc., a Delaware corporation.

          (k)   "Consultant" means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (l)    "Director" means a member of the Board.

          (m)  "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (n)   "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (o)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (p)   "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low ask prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (q)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (r)   "Inside Director" means a Director who is an Employee.

          (s)   "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (t)    "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Award grant. The Notice of Grant is part of the Award Agreement.

          (u)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (v)   "Option" means a stock option granted pursuant to the Plan.

          (w)  "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (x)   "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

          (y)   "Optioned Stock" means the Common Stock subject to an Award.

          (z)   "Optionee" means the holder of an outstanding Award granted under the Plan.

          (aa) "Outside Director" means a Director who is not an Employee.

          (bb) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (cc) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

          (dd) "Plan" means this 2001 Stock Option Plan.

          (ee) "Restricted Stock" means Shares issued pursuant to an Award of Restricted Stock under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

          (ff)  "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (gg) "Restricted Stock Unit" means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

          (hh) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

           (ii)  "Section 16(b)" means Section 16(b) of the Exchange Act.

          (jj)   "Service Provider" means an Employee, Director or Consultant.

          (kk) "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (ll)   "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3.    Stock Subject to the Plan.    Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is One Million (1,000,000) Shares plus (a) any Shares that have been reserved but not issued under the Company's 1991 Incentive Stock Plan (the "1991 Plan") as of the date of stockholder approval of this Plan; (b) any Shares returned to the 1991 Plan as a result of termination of options or repurchase of Shares issued under the 1991 Plan; and (c) an annual increase to be added on the first day of the Company's fiscal year beginning in 2003, equal to the least of (i) one million (1,000,000) shares, (ii) two and one-half percent (2.5%) of the outstanding shares on such date, or (iii) an amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

        If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, or, with respect to Restricted Stock and Restricted Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options, the forfeited, repurchased or unissued Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that if unvested Shares issued pursuant to Awards of Restricted Stock and Restricted Stock Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

        4.    Administration of the Plan.

          (a)    Procedure.

              (i)  Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

             (ii)  Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "Outside Directors" within the meaning of Section 162(m) of the Code.

            (iii)  Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

            (iv)  Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board, or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b)    Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

              (i)  to determine the Fair Market Value;

             (ii)  to select the Service Providers to whom Awards may be granted hereunder;

            (iii)  to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

            (iv)  to approve forms of agreement for use under the Plan;

             (v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            (vi)  to reduce the exercise price of any Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted;

           (vii)  to institute an Option Exchange Program;

          (viii)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

            (ix)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

             (x)  to modify or amend each Award (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

            (xi)  to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

           (xii)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

          (xiii)  to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)    Effect of Administrator's Decision.    The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Awards.

        5.    Eligibility.    Nonstatutory Stock Options, Restricted Stock and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

        6.    Stock Options.

          (a)    Limitations.

              (i)  Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a)(i), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

             (ii)  Neither the Plan nor any Award shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

            (iii)  The following limitations shall apply to grants of Options:

              (1)   No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than one million (1,000,000) of the outstanding Shares on the date granted.

              (2)   In connection with his or her initial service, a Service Provider may be granted Options to purchase additional Shares up to an amount equal to one million (1,000,000) Shares, which shall not count against the limit set forth in subsection (i) above.

              (3)   The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 11.

              (4)   If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

          (b)    Term of Option.    The term of each Option shall be stated in the Award Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

          (c)    Option Exercise Price and Consideration.

              (i)  Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

              (1)   In the case of an Incentive Stock Option

                a)    granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                b)    granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (2)   In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (3)   Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

             (ii)  Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

            (iii)  Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

              (1)   cash;

              (2)   check;

              (3)   promissory note;

              (4)   other Shares which, in the case of Shares acquired directly or indirectly from the Company, (A) have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

              (5)   consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

              (6)   a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

              (7)   any combination of the foregoing methods of payment; or

              (8)   such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

        (d)    Exercise of Option.

          (i)    Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

              An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised, together with any required tax withholding. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 of the Plan.

              Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

             (ii)  Termination of Relationship as a Service Provider.    If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date such Optionee ceases to be a Service Provider (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for ninety (90) days following the date such Optionee ceases to be a Service Provider. If, on the date such Optionee ceases to be a Service Provider, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after Optionee ceases to be a Service Provider, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (iii)  Disability of Optionee.    If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination due to such Disability (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the termination due to Optionee's Disability. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (iv)  Death of Optionee.    If an Optionee dies while a Service Provider, the Option may be exercised following the Optionee's death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Optionee's designated beneficiary, provided such beneficiary has been designated prior to Optionee's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee's estate or by the person(s) to whom the Option is transferred pursuant to the Optionee's Will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following Optionee's death. If, at the time of death, Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        7.    Restricted Stock.

          (a)    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

          (b)    Restricted Stock Agreement.    Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

          (c)    Transferability.    Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

          (d)    Other Restrictions.    The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

          (e)    Removal of Restrictions.    Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

          (f)    Voting Rights.    During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

          (g)    Dividends and Other Distributions.    During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless the Administrator determines otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

          (h)    Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

        8.    Restricted Stock Units.

          (a)    Grant.    Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator.

          (b)    Vesting Criteria and Other Terms.    The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

          (c)    Earning Restricted Stock Units.    Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

          (d)    Form and Timing of Payment.    Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

          (e)    Cancellation.    On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

        9.    Transferability of Awards.    Unless otherwise determined by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

        10.    Formula Option Grants to Outside Directors.    All grants of Options to Outside Directors pursuant to this Section shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

          (a)   All Options granted pursuant to this Section shall be Nonstatutory Stock Options and, except as otherwise provided herein, shall be subject to the other terms and conditions of the Plan.

          (b)   No person shall have any discretion to select which Outside Directors shall be granted Options under this Section or to determine the number of Shares to be covered by such Options.

          (c)   Each person who first becomes an Outside Director following the effective date of this Plan, as determined in accordance with Section 13 hereof, shall be automatically granted an Option to purchase thirty two thousand (32,000) Shares (the "First Option") on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

          (d)   Each Outside Director shall be automatically granted an Option to purchase eight thousand (8,000) Shares (a "Subsequent Option") on the date of the annual meeting of the stockholders of the Company, if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

          (e)   Notwithstanding the provisions of subsections (c) and (d) hereof, any exercise of an Option granted before the Company has obtained stockholder approval of the Plan in accordance with Section 18 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 18 hereof.

          (f)    The terms of each Option granted pursuant to this Section shall be as follows:

              (i)  the term of the Option shall be ten (10) years.

             (ii)  the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

            (iii)  subject to Section 11 hereof, the First Option shall vest and become exercisable as to twenty five percent (25%) of the Shares subject to the First Option on each anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

            (iv)  subject to Section 11 hereof, the Subsequent Option shall vest and become exercisable as to twelve and one-half percent (12.5%) of the Shares subject to the Subsequent Option on the first day of each month following its date of grant, provided that the Optionee continues to serve as a Director on such date.

        11.    Adjustments Upon Changes in Capitalization, Merger or Change in Control.

          (a)    Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the

  Plan upon cancellation or expiration of an Awards, the number of Shares that may be added annually to the Plan pursuant to Section 3(i), the number of shares that may be granted pursuant to the automatic grant provisions of Section 10, and the number of shares of Common Stock as well as the price per share of Common Stock covered by each such outstanding Award shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

          (c)    Merger or Change in Control.    In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to Options granted to an Outside Director pursuant to Section 10 that are assumed or substituted for, if following such assumption or substitution the Optionee's status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, then the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable.

              In the event that the successor corporation does not assume or substitute for the Award, the Optionee will fully vest in and have the right to exercise all of his or her outstanding Options, including Shares as to which such Options would not otherwise be vested or exercisable, and all restrictions on Restricted Stock and Restricted Stock Units will lapse. If an Award is not assumed or substituted in the event of a merger or Change in Control, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period.

              For the purposes of this subsection (c), the Award shall be considered assumed if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

        12.    Date of Grant.    The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

        13.    Term of Plan.    Subject to Section 18 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

        14.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

          (b)    Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)    Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

        15.    Conditions Upon Issuance of Shares.

          (a)    Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)    Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        16.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        17.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        18.    Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

Proxy — VIVUS, Inc.

Notice of 2009 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting  — June 26, 2009

Leland F. Wilson and Timothy E. Morris, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of VIVUS, Inc. to be held on Friday, June 26, 2009, 1172 Castro Street, Mountain View, CA 94040 at 8:00 a.m. local time, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees listed on the reverse side and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

If you vote your proxy by internet or telephone, you do NOT need to mail back your proxy and voting instruction card. To vote by mail, mark, sign and date your procy and voting instruction card and return it in the enclosed postage-paid envelope.

(Item to be voted appear on reverse side.)

VIVUS, Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold
01 - Virgil A. Place, M.D.	☐	☐

	For	Withhold
02 - Leland F. Wilson	☐	☐

	For	Withhold
03 - Mark B. Logan	☐	☐

	For	Withhold
04 - Charles J. Casamento	☐	☐

	For	Withhold
05 - Linda M. Dairiki Shortliffe, M.D.	☐	☐

	For	Withhold
06 - Graham Strachan	☐	☐

		For	Against	Abstain
2.	Approval of an amendment to the 2001 Stock Option Plan, as amended, to increase the number of authorized shares reserved for issuance under the 2001 Plan by 1,000,000 shares.	☐	☐	☐

		For	Against	Abstain
3.	Ratification of the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as independent registered public accounting firm of VIVUS, Inc. for the fiscal year ending December 31, 2009.	☐	☐	☐

B  Authorized Signatures - This section must be completed for your vote to be counted — Date and Sign Below.

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.
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